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                                                                      EXHIBIT 99

                             RIVERWOOD HOLDING, INC.
            RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA
                            (IN THOUSANDS OF DOLLARS)
                                   (UNAUDITED)



                                                    Coated      Container-
                                                    Board       board         Corporate      Total
                                                   --------     ----------    ---------     --------
SECOND QUARTER 2001:
   Income (Loss) from Operations                   $ 43,018     $ (3,025)     $ (3,075)     $ 36,918
   Add:  Depreciation and amortization               27,630        3,408            35        31,073
             Dividends from equity investments           --           --           710           710
             Other non-cash charges (A)               1,655          309         1,457         3,421
                                                   --------     --------      --------      --------
EBITDA (B)                                         $ 72,303     $    692      $   (873)     $ 72,122
                                                   ========     ========      ========      ========

SECOND QUARTER 2000:

   Income (Loss) from Operations                   $ 47,237     $  1,551      $ (5,439)     $ 43,349
   Add:  Depreciation and amortization               32,124        3,614         1,889        37,627
             Dividends from equity investments           --           --         1,512         1,512
             Other non-cash charges (A)                 713          118         1,606         2,437
                                                   --------     --------      --------      --------
EBITDA (B)                                         $ 80,074     $  5,283      $   (432)     $ 84,925
                                                   ========     ========      ========      ========

FIRST SIX MONTHS 2001:

   Income (Loss) from Operations                   $ 69,327     $ (6,501)     $(15,091)     $ 47,735
   Add:  Depreciation and amortization               61,330        7,376         3,635        72,341
             Dividends from equity investments           --           --           710           710
             Other non-cash charges (A)               5,919          411         4,190        10,520
                                                   --------     --------      --------      --------
EBITDA (B)                                         $136,576     $  1,286      $ (6,556)     $131,306
                                                   ========     ========      ========      ========

FIRST SIX MONTHS 2000:

   Income (Loss) from Operations                   $ 77,339     $  1,879      $(11,773)     $ 67,445
   Add:  Depreciation and amortization               62,956        8,476         3,695        75,127
             Dividends from equity investments           --           --         2,102         2,102
             Other non-cash charges (A)               1,481          210         2,596         4,287
                                                   --------     --------      --------      --------
EBITDA (B)                                         $141,776     $ 10,565      $ (3,380)     $148,961
                                                   ========     ========      ========      ========



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NOTES:
(A) Other non-cash charges include non-cash charges for LIFO accounting, pension, postretirement and postemployment benefits, and amortization of premiums on hedging contracts deducted in determining net income.

(B) EBITDA is defined as consolidated net income (exclusive of non-cash charges resulting from purchase accounting during the periods subsequent to the Merger) before consolidated interest expense, consolidated income taxes, consolidated depreciation and amortization, and other non-cash charges deducted in determining consolidated net income, extraordinary items and the cumulative effect of accounting changes and earnings of, but including dividends from, non-controlled affiliates. The Company believes that EBITDA provides useful information regarding the Company's debt service ability, but should not be considered in isolation.


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